  Exhibit 10.2

FIRST AMENDMENT TO LEASE

              THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of this 10th day of October, 2017 (the “Effective Date”) by and between GREEN COURT LLC, a Michigan limited liability company (“Landlord”) and ENDRA INC. (now known as ENDRA LIFE SCIENCES INC.) a Delaware corporation (“Tenant”). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A.
Landlord and Tenant entered into that certain Lease dated November 10, 2014 (the “Lease”) for approximately 3,265 usable square feet of space as described in the Lease (the “Existing Premises”) in the building located at 3600 Green Court, Ann Arbor, Michigan (the “Building”). The Lease as amended by this Amendment shall be referred to herein as the “Lease”.

B.
Tenant desires to lease additional space in the Building, containing approximately 685 square feet, commonly known as Suite 490, and depicted on Exhibit “B” (the “Expansion Space”), for the remainder of the Term of the Lease.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease is hereby amended as follows:

1.
On or about December 1, 2017, Landlord shall deliver possession of the Expansion Space to Tenant (the “Expansion Date”), and Tenant shall lease from Landlord the Expansion Space on the terms and conditions as set forth in the Lease, except as otherwise modified herein.

2.
Effective on the Expansion Date, the “Demised Premises” shall consist of 3,950 usable square feet.

3.
Prior to the Expansion Date, Landlord shall paint and carpet the Expansion Space using building standard materials consistent with the Existing Premises and shall cut an opening in the wall to connect the Expansion Space to the Existing Premises in a location to be approved by Landlord and Tenant. Except as provided above, Tenant will accept the Expansion Space in its “As-Is” condition.

4.
In accordance with Section 3.1 of the Lease, provided that Tenant is not in default beyond applicable cure periods Tenant shall have one (1) option to extend the Term for additional five (5) year period (the “Option Term”) beyond the Term. Tenant may exercise such options to extend by giving landlord written notice by U.S. certified mail, return receipt requested (the “Option notice”) on or before the date six (6) months prior to the expiration date of the Term or the immediately preceding Option Term. Upon the timely giving of the Option Notice, the Term shall be extended upon all of the terms and conditions of the Lease, except that during the Option Term, Basic Rental shall be in the amounts set forth in Section 5 of the Amendment below (the “Expansion Rent”).

5.
Effective on the Expansion Date, the Basic Rental shall be as follows:

Date	Rent per Sq. Ft.	Annual Rent	Monthly Rent
12/1/17 – 12/31/17	$23.11	N/A	$7,607.04
1/1/18 - 12/31/18	$23.69	$93,575.50	$7,797.96
1/1/19 - 12/31/19	$24.28	$95,906.00	$7,992.17
Option Term
1/1/20 - 12/31/20	$25.01	$98,789.50	$8,232.46
1/1/21 - 12/31/21	$25.76	$101,752.00	$8,479.33
1/1/22 - 12/31/22	$26.53	$104,793.50	$8,732.79
1/1/23 - 12/31/23	$27.33	$107,953.50	$8,996.13
1/1/24 - 12/31/24	$28.15	$111,192.50	$9,266.04

6.
Tenant shall be responsible for and pay for, in addition to Monthly Basic Rental, all electricity usage in the Demised Premises.

7.
Notwithstanding anything contained in the Lease to the contrary, Tenant acknowledges and agrees that Tenant’s right to terminate the Lease as set forth in Section 3.1 of the Lease is hereby waived and deleted and is no further force or effect and Tenant shall have no right to terminate the Lease prior to the expiration of the Term.

8.
This Amendment, together with the Lease, sets forth the entire agreement between the parties with respect to the matters set forth herein. Except as hereinabove specifically provided to the contrary, all of the remaining terms, covenants, and agreements contained in the Lease shall remain in full force and effect and shall be applicable to the Demised Premises as described in the Lease (as modified hereby), and the Lease as herein amended is hereby acknowledged, ratified, and confirmed by the parties hereto. In the event of any inconsistency between this Amendment and the Lease, the provisions of this Amendment shall govern and control.

9.
Landlord and Tenant hereby represent to each other that neither party has dealt with any broker in connection with this Amendment or the expansion of the Demised Premises as described in this Amendment.

10.
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

11.
This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

12.
This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan. The invalidity or enforceability of any provision of this Amendment shall not affect or impair any other provision.

13.
This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one original. Delivery via facsimile or PDF transmission of a counterpart of this Amendment as executed by the parties making such delivery shall constitute good and valid execution and delivery of this Amendment for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment on the Effective Date.

LANDLORD:	TENANT:
GREEN COURT LLC, a Michigan limited liability company	ENDRA INC., a Delaware corporation
By /s/ James D. Hooberman Printed: James D. Hooberman Its: Manager Date:10/11/17	By: /s/ Francois Michelon. Printed: Francois Michelon Its: CEO Date: October 10, 2017

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